Exhibit 8.1

[LETTERHEAD]

February 27, 2005

First Horizon Pharmaceutical Corporation
6195 Shiloh Road
Alpharetta, GA 30005

  Re:
  First Horizon Pharmaceutical Corporation
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to First Horizon Pharmaceutical Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by the Company of up to $150,000,000 aggregate principal amount of its New 1.75% Contingent Convertible Senior Subordinated Notes Due 2024 (the "New Notes") in exchange for $150,000,000 aggregate principal amount of its outstanding 1.75% Contingent Convertible Senior Subordinated Notes Due 2024. The New Notes will be issued under an indenture (the "Indenture") to be entered into between the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee").

        As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

  (i)
  the Registration Statement;

  (ii)
  the form of Indenture; and

  (iii)
  the form of New Notes.

        In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have also relied upon statements and representations made by representatives of the Company and others and have made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below.

        In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; and (iv) the legal capacity of all individuals executing documents. We have also assumed that there has been or will be due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

        Based upon and subject to the foregoing, we are of the opinion that the statements made in the Registration Statement under the caption, "United States Federal Income Tax Consequences," fairly summarize in all material respects the matters described therein.

        Our opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. No assurance can be given that the Internal Revenue Service will not take a contrary position. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinion expressed above. We disclaim any obligation to notify you or any other person after the date hereof if any change in fact and/or law should change our opinion with respect to any matters set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein and we express no opinion with respect to the transactions referred to herein or in the Registration Statement other than that set forth herein.

        This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP